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                                                                 Exhibit 4(a)(4)

                        CERTIFICATE OF AMENDMENT OF THE
                        CERTIFICATE OF INCORPORATION OF
                            MCM MANAGED CARE, INC.

                        PURSUANT TO SECTION 242 OF THE
                        GENERAL CORPORATION LAW OF THE
                               STATE OF DELAWARE


          MCM Managed Care, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

          1. The Certificate of Incorporation of the Corporation is hereby amended by changing Article FIRST thereof so that, as amended, Article FIRST of the Certificate of Incorporation of the Corporation shall read in its entirety as follows:

               "FIRST: The name of the corporation is Managed Care Solutions, Inc. (the "Corporation")."

          2. That such amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation having adopted resolutions setting forth such amendment and declaring its advisability, and the holders of a majority of the outstanding stock of the Corporation having approved and adopted resolutions providing for such amendment.

          3. That such amendment shall become effective as of 7:00 a.m. Eastern time on March 1, 1996.

          IN WITNESS WHEREOF, MCM Managed Care, Inc. has caused this Certificate to be signed by its Vice President and attested to by its Secretary, on this 29th day of February, 1996.

                                       MCM MANAGED CARE, INC.


                                       By:  William W. Cowan
                                            ------------------------------------
                                            Name:   William W. Cowan
                                            Title:  Vice President

ATTEST:


William G. Brown
- ------------------------------------
Name:   William G. Brown
Title:  Secretary


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